Quest Solution Awarded $7 Million Project From Leading U.S. Supply Chain & Logistics Firm

●	Existing Customer increasing its business with Quest from $700,000 in 2018
●	Potential candidate for Quest’s Artificial Intelligence solutions

Salt Lake City, UT, March 6, 2019 — Quest Solution, Inc. (OTCQB: QUES), (“Quest” or “the Company”) a provider of Supply Chain and Artificial Intelligence (AI)-based Machine Vision solutions, announced it has been awarded a project from a leading supply chain and logistics provider in the U.S. for the supply of vehicle mounted rugged computers for the collection of sophisticated data and logistics management. The project is valued at $7 million, with $5 million expected to be billed during fiscal year 2019 and the balance in 2020.

Shai Lustgarten, CEO of Quest, stated, “We are excited to significantly expand our relationship with a valued customer who is well respected in the supply chain and logistics industry. Our high-tech, in-vehicle computers play an important role in increasing operational efficiencies as well as collecting valuable data for quicker and more accurate decision making. This customer is also a potential candidate for our AI-based Yard Management Solutions, currently being used in seaports worldwide. Our comprehensive portfolio of solutions includes data collection devices like rugged tablets and computers, high-level software and proprietary Artificial Intelligence (AI) capabilities, all of which enable firms operating in the multi-billion dollar supply chain industry access to big data analysis. We look forward to adding new customer relationships and strengthening our existing partnerships by providing solutions that promote the capture of critical data for the development of effective strategies.”

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals/gas/ oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events including expectations regarding billing of products, our ability to add new customer relationships and strengthen our existing partnerships. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

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